EXHIBIT 10.24

                      COMMERCIAL RISK RE-INSURANCE COMPANY

                       CO-RISK DEDUCTIBLE PAYMENT PROGRAM

           DEDUCTIBLE PAYMENT LOSS PORTFOLIO TRANSFER INSURANCE POLICY


INSURED:                The Vincam Group, Inc.

INSURER:                Commercial Risk Re-Insurance Company - 100%
                        South Burlington, Vermont

TYPE:                   Deductible Payment Loss Portfolio Transfer Insurance
                        Policy

EFFECTIVE DATE:         December 31, 1996

RETROSPECTIVE
COVERAGE
PERIOD: The Retrospective Coverage Period shall include the period from and including January 1, 1994 through and including December 31, 1996, provided, however, that losses for which coverage is sought hereunder are payable on or after December 31, 1996 (the "Policy Effective Date").

BUSINESS
COVERED: Business with respect to U.S. situated risks of the Insured only classified as workers' compensation under those certain insurance policies issued by Liberty Mutual to the Insured as set forth on Schedule A (the "Covered Policies"). Coverage hereunder is on an Occurrence Basis.

PER OCCURRENCE
LIMITS, INDEMNITY
CLAIMS: With respect to losses arising from occurrences during the Retrospective Coverage Period that remain outstanding and unpaid at 11:59:59 p.m. on the day preceding the Effective Date, including incurred but not reported losses ("IBNR"), the Insurer, subject always to the Policy Aggregate Limit of Liability and the other limitations herein specified, will indemnify the Insured for Ultimate Net Loss up to the amount of $500,000 each and every occurrence for indemnity claims, less any amount of Ultimate Net Loss paid with respect to such occurrence prior to the Policy Effective Date, subject always to the Policy Aggregate Limit of Liability and the other limitations herein specified.

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PER OCCURRENCE
LIMITS, MEDICAL
ONLY CLAIMS:            With respect to losses arising from occurrences during
                        the Retrospective Coverage Period that remain outstanding and unpaid at 11:59:59 p.m. on the day preceding the Policy Effective Date, including incurred but not reported losses ("IBNR"), the Insurer, subject always to the Policy Aggregate Limit of Liability, the Insured's Medical Only Per Occurrence Retention and the other limitations herein specified, will indemnify the Insured for Ultimate Net Loss up to the amount of $498,000 each and every occurrence for medical only claims in excess of the Insured's Medical Only Per
                        Occurrence Retention, less any amount of Ultimate Net
                        Loss paid with respect to such occurrence prior to the Policy Effective Date, subject always to the Policy
                        Aggregate Limit of Liability and the other limitations herein specified.

INSURED'S
MEDICAL ONLY
PER OCCURRENCE
RETENTION:              The Insured shall be responsible for the first $2,000 of
                        Ultimate Net Loss each and every medical only claim during the Retrospective Coverage Period that would otherwise be recoverable under this Policy.

                        The Insurer shall have no liability whatsoever hereunder with respect to any occurrence for which insurance is provided hereunder until the Insured shall have paid the Insured's Medical Only Per Occurrence Retention.

POLICY
AGGREGATE LIMIT
OF LIABILITY:           The total aggregate amount of Ultimate Net Loss for
                        which the Insurer shall be liable hereunder with respect to all occurrences during the Retrospective Coverage
                        Period is $4,100,959, subject to the terms and conditions set forth herein.

                        IN NO EVENT WILL THE INSURER BE LIABLE TO INDEMNIFY THE INSURED FOR ANY AMOUNTS IN THE AGGREGATE IN EXCESS OF $4,100,959.


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INSURANCE
PREMIUM: The Insurance Premium for the Policy Period shall be $3,047,619. The Insurance Premium shall be paid to the Insurer by direct wire transfer on or before December 10, 1996.

                        In the event that any amount of Insurance Premium shall not be paid on or before the due date therefor, the Insured shall pay interest to the Insurer on any amount of the Insurance Premium that is due and payable and remains unpaid from and including the due date thereof through and including the date such payment is made at a rate equal to eight percent (8.0%) PER ANNUM.

                        The Insurance Premium shall be subject to a retrospective adjustment (a "Retrospective Insurance Premium Adjustment"). The Retrospective Insurance Premium Adjustment shall be determined by utilizing the calculation below:

                           In the event that the actual audited workers' compensation payroll of the Insured for the Policy Period (as agreed and accepted by the Insured) is greater than $315,000,000, being the estimate of payroll for the Policy Period as furnished to the Insurer by the Insured in connection with the Insurer's entering into this Policy, the Insurer shall calculate a retrospective premium adjustment by multiplying (i) the amount by which the actual audited payroll of the Insured exceeds $315,000,000 by (ii) the rate of [*] per $100 of payroll. For the purposes of this Policy, workers' compensation payroll shall include all amounts paid as salary and/or wages, including any amounts paid for time worked in excess of forty (40) hours per week, howsoever defined, all limited in accordance with the
                           N. C. C. I. rules applicable to the particular state(s).

                        The Retrospective Insurance Premium Adjustment shall be calculated no later than April 1, 1997.

                        The Insured shall pay any amount of Retrospective Insurance Premium Adjustment due on or before May 1, 1997.

                        The Insured covenants to furnish to the Insurer true and complete information as may be required by the Insurer to permit calculation of the Retrospective Insurance Premium Adjustment.

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                      * Confidential portions omitted and filed separately with
                        the Securities and Exchange Commission.

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CLAIMS REPORTS
AND REMITTANCES:        On a monthly basis, the Insured will provide a detailed
                        Loss Activity Report of paid and incurred claims hereunder. The Loss Activity Report will be provided within 30 days of the end of each month and shall contain such information as the Insurer shall request from time to time. Remittances shall be made by the Insurer to the claims administration account administered by the Insured's claims adjusters as provided under Loss Payee.

LETTER OF CREDIT
OR TRUST ACCOUNT:       To secure its indemnity obligations hereunder, the
                        Insurer will provide to the Insured, a clean, irrevocable and evergreen letter of credit, issued by a mutually agreed Bank, in each case, which shall secure the obligations of the Insured. Initially, the amount of the security shall be $4,100,959. The Insured agrees that once the Insurer shall have made payments of Ultimate Net Loss, the sum of which in the aggregate exceeds the difference between the Policy Aggregate
                        Limit of Liability and $4,100,959, the amount of the security provided hereunder shall be reduced on a quarterly basis by amounts paid by the Insurer as Ultimate Net Loss during the preceding quarter, and otherwise adjusted for the amount of the liabilities hereunder. In the event that there shall be three consecutive months during which no loss payments are made by the Insurer to the Insured or the loss payee, the Insured and the Insurer shall utilize reasonable good faith efforts to determine if there are any remaining liabilities hereunder and, if so, that the amount of any such remaining liabilities might be for the purpose of adjusting the amount of the security accordingly.

ULTIMATE NET
LOSS AND
ALLOCATED
LOSS ADJUSTMENT
EXPENSES:               The term "Ultimate Net Loss" shall mean amounts for
                        which the Insured shall be liable as its deductible under the Covered Policies which amounts may include the Insured's share of contractual indemnity arising under the Covered Policies and allocated loss adjustment expenses which the Insured is liable to pay Liberty
                        Mutual as part of its deductible.

                        The term "allocated loss adjustment expenses" shall mean all expenses (except for salaries, benefits and traveling expenses of the Directors, Officers, Employees or Consultants of the Insured or any insurer issuing the Covered Policies, and office expenses, overhead

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                        or other fixed expenses of the Insured or any insurer
                        issuing the Covered Policies) relating to the adjustment of loss hereunder, including expenses and fees associated with policy coverage and declaratory judgement actions and pre-judgement and post judgement interest.

EXPERIENCE
ACCOUNT: The insurer shall calculate an Experience Account on a quarterly basis for purposes of this Policy. The Experience Account shall be determined by:

                        1. 100% of the Insurance Premium paid to the Insurer;
                           LESS

                        2. Amounts paid as Ultimate Net Loss; plus

                        3. 100% of any Retrospective Insurance Premium
                           Adjustment.

COMMUTATION:            Provided that the balance in the Experience Account is
                        positive, the Insured, upon 30 days prior written notice to the Insurer, may elect to commute this Policy at any time. On the effective date of the Commutation, the Insured shall release the security provided by the Insurer, the Insurer shall pay the Insured one hundred percent (100%) of the Experience Account, and contemporaneously with any such payment, the Insured shall deliver to Commercial Risk a release, in form and substance acceptable to Commercial Risk, duly authorized and executed, releasing Commercial Risk from any further or continuing liability under this Policy.

EXCLUSIONS:             As per the Covered Policies
                        ECO, XPL Exclusion
                        Punitive and Exemplary Damages
                        Absolute exclusion for environmental impairment and
                           pollution claims
                        Business other than that of the Insured.

LOSS PAYEES:            The Insured's claims adjusters, Liberty Mutual, as may
                        be designated from time to time by the Insured.

GENERAL
CONDITIONS:             The following General Conditions shall be based on the
                        Commercial Risk Group's standard wording, a copy of which shall be provided upon request:


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                        Access to Records
                        Errors and Omissions
                        Salvage and Subrogation
                        Arbitration Clause, Arbitration Stamford, Connecticut Vermont Law
                        Offset Clause
                        Direct wire transfer of all premiums and losses.
                        The term "Dollars" and "$" mean United States Dollars. Management of Claims and Losses
                        All notices delivered hereunder to be delivered by hand,
                           by telecopier, provided receipt is confirmed by the party to whom addressed, or by an internationally recognized overnight courier service.
                        The Insured shall promptly make available to the Insurer
                           any reports prepared by the Insured's claims manager and/or claims adjusters or administrators with respect to this account.
                        This Policy may be executed in any number of
                           counterparts, each of which shall be deemed an original, and the counterparts shall constitute but one and the same instrument, which shall be sufficiently evidenced by any one counterpart.

REPRESENTATION,
WARRANTY AND
COVENANT:               The Insured represents and warrants that it is legally
                        authorized and empowered to purchase the Insurance under this Policy from the Insurer. The Insured further represents, warrants and covenants that it shall make any required filings and pay any applicable taxes in the State of Florida for which it may be liable as an Insured under this Policy as provided in Fla. Stat.
                        5626.938 (1996) and/or any other provision of applicable law. The Insured shall furnish evidence of any filings or tax payments to the Insurer promptly on making or remitting same.

INTEGRATION,
FINAL AGREEMENT:        This Deductible Payment Loss Portfolio Transfer
                        Insurance Policy represents the complete and final agreement of the parties hereto and it supersedes and replaces any prior oral or written understandings of the parties including. This Policy shall not be amended or modified except by the prior written agreement of the Insurer and the Insured.

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In accordance with the terms presented above, we hereby confirm our participation of 100%

COMMERCIAL RISK RE-INSURANCE COMPANY                  Reference No.: 960699


By: /s/ WILLIAM BRIAN ZELL                                     Date: 1-15-97
    ----------------------                                           -------
      William Brian Zell
      Senior Vice President & C.F.O.

Address for Notices delivered hereunder:

One Canterbury Green
Stamford, Connecticut 06901

Attention: Sr. Vice President and Chief Financial Officer

Telecopier Number: 203-358-9932

THE VINCAM GROUP, INC


By: /s/ MARTIN PEREZ                                       Date: 1-21-97
     ----------------------                                      -------
      Name:  Martin Perez
      Title: Vice President & Controller

Address for Notices delivered hereunder:

2850 Douglas Road
Coral Gables, Florida 33134

Attention:
Telecopier No.:

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